Dryden Index Series Fund
(formerly Prudential Index Series Fund)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					November 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Dryden Index Series Fund
                                     File No. 811-06677


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Dryden Index Series Fund for the fiscal year ended September 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                 Very truly yours,



                                            /s/ Marguerite E.H. Morrison
                                                Marguerite E.H. Morrison
                                                   Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of November, 2003.







Dryden Index Series Fund






Witness: /s/ Marguerite E.H. Morrison  		By:/s/ Grace C. Torres
            Marguerite E.H. Morrison  	      	     Grace C. Torres
            Assistant Secretary				  Treasurer





























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